MTBC Appoints Vice Chairman and Expands its Board of Directors to Support Continued Growth

SOMERSET, N.J., April 17, 2019 (Globe Newswire) – MTBC, Inc. (NASDAQ:MTBC) (NASDAQ: MTBCP), a leading provider of cloud-based healthcare IT solutions and services, today announced the promotion of Howard L. Clark, Jr., a renowned business leader and current member of MTBC’s Board of Directors (“Board”), to serve as vice chairman, while also appointing A. Hadi Chaudhry, MTBC’s president, to serve as an additional member of the Board. The appointments took effect on April 11, 2019.

Howard L. Clark, Jr., former executive vice president and chief financial officer of the American Express Company, has served as a member of MTBC’s Board since October 2013 and is the chairman of MTBC’s Audit Committee. Mr. Clark’s career has also included, among other achievements, his service on eight public company boards and other executive leadership roles in publicly traded companies, including Vice Chairman at Barclay’s Capital and Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc.

A. Hadi Chaudhry, who joined MTBC in 2002, has served as MTBC’s president since January 2018. Throughout his nearly two decade-long tenure with MTBC, Mr. Chaudhry has advanced through various senior management and executive leadership roles, including chief information officer, general manager, and vice president of global operations.

“We’re very pleased to make this announcement as we continue to grow and achieve our corporate milestones,” said Mahmud Haq, founder and executive chairman. “Both Mr. Clark and Mr. Chaudhry have played key roles in our success and will continue to help us drive future growth.”

About MTBC

MTBC, Inc. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. MTBC’s integrated Software-as-a-Service (SaaS) platform helps its customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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Forward-Looking Statements

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

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The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

(732) 873-5133

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200